Exhibit 10.4

Reference is hereby made to that certain Royalty Agreement dated as of November 24, 2025 (the “Royalty Agreement”), entered into by and between Lixte Biotechnology Holdings, Inc., a Delaware company (the “Company”), and Orbit Capital Inc., a Cayman Islands corporation (the “Royalty Holder”). The Company and the Royalty Holder hereby agree, the Royalty Agreement is hereby deemed null and void and of no further force or effect.

In connection with the execution of this termination letter, each of the Company and the Royalty Holder (respectively, the “Releasor”) hereby releases and forever discharges the other party, and their respective shareholders, directors and officers thereof (each a “Covered Person”), from any and all claims, causes of actions, losses, or damages that the Releasor has or may have against any Covered Party arising out of or in connection with the Royalty Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this termination letter to be signed, sealed and delivered as of December 16, 2025.

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

By:	/s/ Geordan Pursglove
Name:	Geordan Pursglove
Title:	Chief Executive Officer

ORBIT CAPITAL INC.

By:	/s/ Jason Butcher
Name:	Jason Butcher
Title: